Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-182915) pertaining to the TESARO, Inc. 2012 Employee Stock Purchase Plan.

(2)	Registration Statement (Form S-8 No. 333-182916) pertaining to the TESARO, Inc. 2012 Omnibus Incentive Plan and the TESARO, Inc. 2010 Stock Incentive Plan.

(3)

Registration Statement (Form S-3ASR No. 333-189718) pertaining to TESARO, Inc.’s shelf registration statement for common stock, preferred stock, debt securities, convertible debt securities, warrants, units or any combination of the foregoing.

(4)	Registration Statement (Form S-8 No. 333-206189) pertaining to the TESARO, Inc. 2015 Non-Employee Director Stock Incentive Plan and Inducement Stock Option Award for Joseph L. Farmer.

(5)	Registration Statement (Form S-8 No. 333-206190) pertaining to the TESARO, Inc. 2012 Omnibus Incentive Plan.

of our reports dated February 26, 2016, with respect to the consolidated financial statements of TESARO, Inc. and the effectiveness of internal control over financial reporting of TESARO, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 26, 2016